Exhibit 99.1

CONTACT:	John McNamara
Director - Investor Relations
StoneMor Partners L.P.
(215) 826-2945

STONEMOR PARTNERS L.P. REPORTS FINANCIAL RESULTS FOR 2017 FIRST QUARTER
TREVOSE, PA – October 27, 2017 – StoneMor Partners L.P. (NYSE: STON) (“StoneMor” or the “Partnership”) today announced it has reported financial results for the three months ended March 31, 2017. Investors are encouraged to read the Partnership's quarterly report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), which contains additional details, and can be found at www.stonemor.com.
Revenues were $82.9 million for the three months ended March 31, 2017, an increase of $4.8 million over the prior year period. The increase was primarily due to increases in the sales of cemetery and funeral home merchandise and services partially offset by a decrease in investment and other income.
Net loss was $8.6 million for the three months ended March 31, 2017 compared to a net loss of $6.4 million for the prior year period. The increased loss was driven largely by increases in costs associated with serviced marker orders, amortization of cemetery property as well as increases in selling expenses associated with the increase in cemetery merchandise revenues.
Net cash provided by operating activities was $12.4 million during the three months ended March 31, 2017, an increase of $7.2 million from $5.2 million during the prior year period, primarily due to favorable working capital movements resulting from larger withdrawals from the merchandise trust. These larger withdrawals were the result of increased focus on constructive delivery of pre-need merchandise. As of March 31, 2017, the Partnership had $13.7 million of cash and cash equivalents and $305.2 million of total debt, including $140.6 million outstanding under its revolving credit facility.
The Partnership noted that it is continuing to work to complete the delayed filing of its periodic reports with the SEC. Consistent with the terms of its recently amended credit facility, the Partnership anticipates filing its Form 10-Q for the quarter ended June 30, 2017 no later than December 11, 2017, and its Form 10-Q for the quarter ended September 30, 2017 within 45 days thereafter. The Partnership now expects it will hold an investor conference call in connection with the filing of its third quarter 10-Q.

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About StoneMor Partners L.P.
StoneMor Partners L.P., headquartered in Trevose, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 316 cemeteries and 94 funeral homes in 27 states and Puerto Rico.
StoneMor is the only publicly traded death care company structured as a partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise. For additional information about StoneMor Partners L.P., please visit StoneMor’s website, and the investors section, at http://www.stonemor.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this press release, including, but not limited to, information regarding the expected timing of filings, and the timing of its next investor call are forward-looking statements. Generally, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend (including, but not limited to StoneMor’s intent to maintain or increase its distributions),” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
Forward-looking statements are based on management’s current expectations and estimates. These statements are neither promises nor guarantees and are made subject to certain risks and uncertainties that could cause actual results to differ materially from the results stated or implied in this press release. StoneMor’s major risks are related to uncertainties associated with the cash flow from pre-need and at-need sales, trusts and financings, which may impact StoneMor’s ability to meet its financial projections, service its debt, pay distributions, and increase its distributions, as well as with StoneMor’s ability to maintain an effective system of internal control over financial reporting and disclosure controls and procedures.
StoneMor’s additional risks and uncertainties include, but are not limited to, risks and uncertainties related to the following: the consequences of the Partnership’s delinquent filing of its Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2017 and September 30, 2017 (the “Form 10-Q Reports”), including that the U.S. Securities and Exchange Commission could institute an administrative proceeding seeking the revocation of the registration of the Partnership’s common units under the Exchange Act, and that the Partnership remains delinquent in its required filings with the New York Stock Exchange (“NYSE”) and could ultimately face the possible delisting of its common units from the NYSE; the potential for defaults under the Partnership’s amended credit facility if the Form 10-Q Reports are not filed within specified periods or the indenture governing its senior notes if the Partnership fails to file them within 120 days after notice from the trustee under the indenture; the Partnership’s ability to obtain relief from its creditors if it cannot file the Form 10-Q Reports within the periods prescribed by the Partnership’s amended credit facility or the indenture governing its senior notes, the terms on which such relief might be granted and any restrictions that might be imposed in connection with any relief that might be obtained; uncertainties associated with future revenue and revenue growth; uncertainties associated with the integration or anticipated benefits of recent acquisitions or any future acquisitions; StoneMor’s ability to complete and fund additional acquisitions; the effect of economic downturns; the impact of StoneMor’s significant leverage on its operating plans; the decline in the fair value of certain equity and debt securities held in StoneMor’s trusts; StoneMor’s ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of cemetery services and products; increased use of cremation; changes in the death rate; changes in the political or regulatory environments, including potential changes in tax accounting and trusting policies; StoneMor’s ability to successfully implement a strategic plan relating to achieving operating improvements, including improving sales productivity and reversing negative trends in costs of goods sold, certain expenses, cemetery billings and investment income from trusts, strong cash flows, further deleveraging and liquidity enhancement; StoneMor’s ability to successfully compete in the cemetery and funeral home industry; litigation or legal proceedings that could expose StoneMor to significant liabilities and damage StoneMor’s reputation, including but not limited to litigation and governmental investigations or proceedings arising out of or related to accounting and financial reporting matters; the effects of cyber security attacks due to StoneMor’s significant reliance on information technology; uncertainties relating to the financial condition of third-party insurance companies that fund StoneMor’s pre-need funeral contracts; and various other uncertainties associated with the death care industry and StoneMor’s operations in particular.
When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in StoneMor’s Annual Report on Form 10-K and the other reports that StoneMor files with the Securities and Exchange Commission, from time to time. Except as required under applicable law, StoneMor assumes no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by it, whether as a result of new information, future events or otherwise.

STONEMOR PARTNERS L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	March 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$13,723	$12,570
Accounts receivable, net of allowance	76,430	77,253
Prepaid expenses	6,072	5,532
Other current assets	21,739	23,466
Total current assets	117,964	118,821

Long-term accounts receivable, net of allowance	98,879	98,886
Cemetery property	335,290	337,315
Property and equipment, net of accumulated depreciation	116,906	118,281
Merchandise trusts, restricted, at fair value	523,858	507,079
Perpetual care trusts, restricted, at fair value	341,479	333,780
Deferred selling and obtaining costs	120,113	116,890
Deferred tax assets	64	64
Goodwill	70,436	70,436
Intangible assets	64,852	65,438
Other assets	21,429	20,023
Total assets	$1,811,270	$1,787,013

Liabilities and Partners' Capital
Current liabilities:
Accounts payable and accrued liabilities	$39,035	$35,547
Accrued interest	5,443	1,571
Current portion, long-term debt	1,617	1,775
Total current liabilities	46,095	38,893

Long-term debt, net of deferred financing costs	303,618	300,351
Deferred revenues	891,356	866,633
Deferred tax liabilities	20,556	20,058
Perpetual care trust corpus	341,479	333,780
Other long-term liabilities	38,019	36,944
Total liabilities	1,641,123	1,596,659
Commitments and contingencies
Partners' capital (deficit):
General partner interest	(2,135)	(1,914)
Common limited partners' interest	172,282	192,268
Total partners' capital	170,147	190,354
Total liabilities and partners' capital	$1,811,270	$1,787,013
See accompanying notes to the Unaudited Condensed Consolidated Financial Statements in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

STONEMOR PARTNERS L.P.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per unit data)

	Three Months Ended March 31,
	2017	2016
		(As restated)*
Revenues:
Cemetery:
Merchandise	$38,003	$33,690
Services	14,949	13,719
Investment and other	12,575	14,414
Funeral home:
Merchandise	7,836	7,482
Services	9,583	8,867
Total revenues	82,946	78,172

Costs and Expenses:
Cost of goods sold	13,519	10,720
Cemetery expense	16,697	15,856
Selling expense	16,459	14,733
General and administrative expense	9,957	9,204
Corporate overhead	11,104	10,311
Depreciation and amortization	3,455	3,065
Funeral home expenses:
Merchandise	1,760	2,149
Services	5,699	6,455
Other	5,345	5,140
Total costs and expenses	83,995	77,633

Other gains (losses), net	—	(882)
Interest expense	(6,706)	(5,790)
Loss from continuing operations before income taxes	(7,755)	(6,133)
Income tax expense	(806)	(260)
Net loss	$(8,561)	$(6,393)
General partner's interest	$(89)	$1,101
Limited partners' interest	$(8,472)	$(7,494)
Net loss per limited partner unit (basic and diluted)	$(0.22)	$(0.23)
Weighted average number of limited partners' units outstanding (basic and diluted)	37,918	32,539
*Refer to Note 1 in Part I, Item 1 of the filed Form 10-Q for the three months ended March 31, 2017 for further detail regarding the restatement.
See accompanying notes to the Unaudited Condensed Consolidated Financial Statements in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

STONEMOR PARTNERS L.P.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended March 31,
	2017	2016
		(As restated)*
Cash Flows From Operating Activities:
Net loss	$(8,561)	$(6,393)
Adjustments to reconcile net loss to net cash provided by operating activities:
Cost of lots sold	3,551	2,006
Depreciation and amortization	3,455	3,065
Provision for cancellations	1,828	2,718
Non-cash compensation expense	241	407
Non-cash interest expense	1,085	757
Other (gains) losses, net	—	882
Changes in assets and liabilities:
Accounts receivable, net of allowance	(1,284)	(3,945)
Merchandise trust fund	(3,430)	(11,613)
Other assets	(809)	(2,469)
Deferred selling and obtaining costs	(3,223)	(3,220)
Deferred revenues	12,802	15,711
Deferred taxes, net	498	17
Payables and other liabilities	6,198	7,311
Net cash provided by operating activities	12,351	5,234
Cash Flows From Investing Activities:
Cash paid for capital expenditures	(1,496)	(4,560)
Proceeds from asset sales	—	138
Net cash used in investing activities	(1,496)	(4,422)
Cash Flows From Financing Activities:
Cash distributions	(11,887)	(21,387)
Proceeds from borrowings	24,000	10,500
Repayments of debt	(21,072)	(10,355)
Proceeds from issuance of common units, net of costs	—	18,763
Cost of financing activities	(743)	—
Net cash used in financing activities	(9,702)	(2,479)
Net increase (decrease) in cash and cash equivalents	1,153	(1,667)
Cash and cash equivalents - Beginning of period	12,570	15,153
Cash and cash equivalents - End of period	$13,723	$13,486
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$1,802	$1,513
Cash paid during the period for income taxes	$2,371	$376
Non-cash investing and financing activities:
Acquisition of assets by financing	$652	$56
*Refer to Note 1 in Part I, Item 1 of the filed Form 10-Q for the three months ended March 31, 2017 for further detail regarding the restatement.
See accompanying notes to the Unaudited Condensed Consolidated Financial Statements in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.